UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2014  (March 27,  2014)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832)  308-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Cardtronics, Inc. (the “Company”) made certain revisions to the incentive compensation arrangements of the Company.  The Committee adopted the Cardtronics, Inc. 2014 Annual Bonus Pool Allocation Plan (the “ABPAP”) and amended the Cardtronics, Inc. Annual Executive Cash Incentive Plan (the “AECIP”) to reflect the adoption of the ABPAP.

Both the ABPAP and the AECIP are arrangements governed by the Cardtronics, Inc. Amended and Restated 2007 Stock Incentive Plan (the “SIP”)  intended to provide annual cash incentive compensation to certain officers of the Company that will be deductible as performance-based compensation pursuant to section 162(m) of the Internal Revenue Code, as amended (the “Code”).  Individuals who are reasonably likely to be “covered employees” subject to the limitations of section 162(m) of the Code will be annually designated as participants in the ABPAP (the “Covered Employees”).  To the extent the performance target established under the ABPAP is achieved, the ABPAP will be fully funded and the participants in the ABPAP (i.e. the Covered Employees) may be eligible to receive a bonus pursuant to the AECIP.

Bonuses under the AECIP will be established and earned in a manner materially consistent with historic practice of the Committee except that (1) no bonus will be payable pursuant to the AECIP to Covered Employees unless the performance target established under the ABPAP is achieved and (2) the Committee will have the authority to exercise upward discretion with respect to annual cash incentive bonuses payable under the AECIP in the event of a significant management action beneficial to the long term interests of the stockholders of  the Company but which action impacts the criteria upon which AECIP bonus is calculated.  Annual incentive bonuses will continue to be subject to the per individual limitations set forth in the SIP.

The Committee also made certain additional immaterial changes to the AECIP and the Cardtronics, Inc. Long Term Incentive Plan (pursuant to which time and performance based restricted stock units are granted) in describing eligible participants and the calculation of the pre-established performance criteria under the arrangements.   The ABPAP, AECIP and Long Term Incentive Plan are each attached as exhibits and the forgoing description is qualified in its entirety by the plan documents themselves.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Cardtronics, Inc. 2014 Annual Bonus Pool Allocation Plan
99.2	Cardtronics, Inc. Annual Executive Cash Incentive Plan
99.3	Cardtronics, Inc. Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date:  April 2,  2014By:  /s/   j. chris brewster

Name:  J. Chris Brewster

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Cardtronics, Inc. 2014 Annual Bonus Pool Allocation Plan
99.2	Cardtronics, Inc. Annual Executive Cash Incentive Plan
99.3	Cardtronics, Inc. Long Term Incentive Plan